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                                                                    Exhibit 21.1

                     SUBSIDIARIES OF SUMMIT PROPERTIES INC.

NAME OF SUBSIDIARY                                  STATE OF ORGANIZATION
------------------                                  ---------------------
Summit Properties Partnership, L.P.                       Delaware
Summit Financing, Inc.                                    Maryland
Summit Southwest I, Inc.                                  Maryland
Summit Southwest GP, Inc.                                 Maryland
Nagrom Enterprises, Inc.                                Pennsylvania
Summit Management Company                                 Maryland
Summit Apartment Builders, Inc.                            Florida
Home Ownership Made Easy, LLC                             Delaware
Stony Point/Summit, LLC                                North Carolina
Summit/Belmont, LLC                                    North Carolina
Henderson/McGuire, LLC                                 North Carolina
McGregor/McGuire, LLC                                  North Carolina
Portofino Place, Ltd.                                      Florida
Foxcroft East Associates                               North Carolina
Summit Southwest, L.P.                                    Delaware
Summit Valley Brook, LLC                                  Delaware
Summit Shiloh, LLC                                         Georgia
Summit Sweetwater, LLC                                     Georgia
Summit Grandview, LLC                                  North Carolina
Summit Grand Parc, LLC                                    Delaware
Summit Roosevelt, LLC                                     Delaware
PAPEC Silo Creek, LLC                                     Delaware
Summit Brickellview, LLC                                  Delaware